Exhibit 4.109

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,
INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 111597 dated December 01, 2010

To render

cable casting communication services

This License has been granted to

COMSTAR-Regions

Closed Joint-Stock Company

Principal State Registration Number of the legal entity (individual entrepreneur)

(PSRN, PSRNIE)

1097746419913

Tax Identification Number (TIN)

7704730503

Principal place of business (residence):

27, building 2, Smolenskaya-Sennaya square, Moscow, 119121

The territory of communication service rendering is specified in the annex hereto.

This License is valid through:

December 01, 2015

This License is issued based on the decision of the licensing authority – Order No. 785 dated July 12, 2013.

This License has the annex which is as an integral part hereof and executed in 2 page (pages).

Deputy Head	/Signature/ O.A. Ivanov

Stamp here

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Annex to the License No. 111597**

Licensing Requirements

1. COMSTAR-Regions Closed Joint-Stock Company (the licensee) shall comply with the validity period of this License.

Abbreviated name:

COMSTAR-Regions CJSC

PSRN 1097746419913	TIN 7704730503

Principal place of business:

27, building 2, Smolenskaya-Sennaya square, Moscow, 119121

2. The licensee shall begin communication service rendering in accordance with this License not later than December 01, 2012.

3. The licensee shall render communication services in accordance with this License only in the Khanty-Mansiysk Autonomous District-Yugra.

4. The licensee shall provide the subscriber with the following services in accordance with this License*:

a) access to the licensee’s communications network;

b) propagation (delivery) of network broadcasting television program signals and (or) cable casting to the customer-premises (terminating) equipment;

c) subscriber line on a permanent basis;

d) free-of-charge broadcasting of mandatory public television channels and (or) radio channels, the list of which is determined by the legislation of the Russian Federation on mass media.

5. The licensee shall render communication services in accordance with the rules for rendering of communication services approved by the Government of the Russian Federation.

6. The licensee shall comply with the rules of communications network connection and interaction, approved by the Government of the Russian Federation, when connecting the licensee’s cable communication network to the public communication network, connecting other communication networks to the licensee’s cable communication network.

7. Employment of the licensee’s cable telecommunication network shall be conducted upon implementation of regulations on interference resistance and radioelectronic equipment interference rejection operating in accordance with the Radio Wave Distribution Table between Radio Services of the Russian Federation in the Frequency Range from 3 kHz to 400 GHz.

8. The licensee’s telecommunication network management system shall comply with regulatory requirements to the telecommunication network management systems established by the Federal Executive Authority in the sphere of telecommunications.

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9. Communication service rendering in accordance with this License is allowed only upon availability of the License (Licenses) to provide broadcasting and (or) upon availability of agreement (agreements) with licensee-broadcaster, except for cases specified in clause 10 hereof.

10. The licensee shall perform broadcasting of mandatory public television channels and (or) radio channels, the list of which is determined by the legislation of the Russian Federation on mass media, without any change at its own expense (without agreement conclusion with broadcasters of mandatory public television channels and (or) radio channels and without charge for reception and broadcasting of such channels from subscribers of mandatory public television channels and (or) radio channels) in exploited telecommunication networks.

11. The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal Executive Authority in the sphere of telecommunications.

* Service rendering specified in this License may be followed by rendering other services technologically inextricably connected with communication service for the purposes of cable casting and focused on increase of consumption value thereof, if there is no necessity in the separate License.

** This License is issued in accordance with renewal of License No. 103175 dated December 01, 2010.

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Numbered, bound and sealed 3 (three) page(s).

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

/Signature/ I.Yu. Zavidnaya

JULY 22, 2013

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296